EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2000, in the Registration Statement (Form SB-2) and related Prospectus of Integrated Surgical Systems, Inc. for the registration of 24,035,000 shares of its common stock.

ERNST & YOUNG LLP

Sacramento, California
October 11, 2000